EXHIBIT 4.4

                            AMENDED AND RESTATED
                      GULFSTREAM AEROSPACE CORPORATION
                          1990 STOCK OPTION PLAN,
                AS FURTHER AMENDED THROUGH DECEMBER 2, 1998

     1. Purpose. The purpose of the Gulfstream Aerospace Corporation Stock Option Plan is to provide financial incentives to key employees of the Corporation and its Subsidiaries and such consultants, advisors and members of the Board of Directors of the Corporation and its Subsidiaries whose entrepreneurial and management talents and commitments are essential for the continued growth and expansion of the Corporation's business.

          The Options granted under the Plan are not intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code.

     2.   Definitions. For purposes of this Plan:

          (a) "Affiliate" means any person directly or indirectly controlling, controlled by, or under common control with the person of which it is an Affiliate.

          (b) "Board" means the Board of Directors of the Corporation.

          (c) "Common Stock" means the Common Stock, par value $.0l per share, of the Corporation and any other stock or securities into which such shares are changed or for which such shares are exchanged as described in
Section 7 hereof.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a committee, as described in Section 3, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

          (f) "Corporation" means Gulfstream Aerospace Corporation, a Delaware corporation, and any successor to Gulfstream Aerospace Corporation by merger, consolidation, acquisition of substantially all the assets thereof or otherwise.

          (g) "Eligible Person" means any individual employee or director of, or consultant or advisor to, the Corporation or its Subsidiaries whom the Committee designates as eligible to receive Options.

          (h) "FL & Co. Companies" means individually and collectively Gulfstream Partners, Gulfstream Partners II, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership - IV, each a New York limited partnership.

          (i) "Nonemployee Director" means a director of the Corporation who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

          (j) "Option" means an option granted under the Plan.

          (k) "Optionee" means a person to whom an Option has been granted.

          (l) "Option Price" means the price at which a share of Common Stock can be purchased pursuant to an Option.

          (m) "Original Shareholders" means individually and collectively the FL & Co. Companies and Allen E. Paulson.

          (n) "Outside Director" means a director of the Corporation who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

          (o) "Parent" means a parent corporation within the meaning of
Section 424(e) of the Code.

          (p) "Plan" means the Gulfstream Aerospace Corporation Stock Option Plan as set forth in this instrument and as it may be amended from time to time.

          (q) "Stock Option Agreement" means the written agreement between an Optionee and the Corporation evidencing the grant of an Option and setting forth the terms and conditions of that Option.

          (r) "Stockholder's Agreement" means the Stockholder's Agreement governing the rights, duties and obligations of present or former employees, directors, consultants or advisors of the Corporation or its Subsidiaries with respect to shares of Common Stock granted or sold to such persons, or issued pursuant to options granted or sold to such persons, substantially in the form attached hereto, or such other form as is in use by the Corporation at the time of exercise of any Option or any part thereof and which the Corporation elects to require the Optionee to execute in connection with his exercise of the Option. All references herein or in any Stock Option Agreement to sections of the Stockholder's Agreement refer to sections of the Stockholder's Agreement attached hereto or to the corresponding sections of any Stockholder's Agreement in use by the Corporation at the time of exercise of any Option and which the Corporation elects to require the Optionee to execute in connection with his exercise of the Option.

          (s) "Subsidiary" means a subsidiary corporation of the Corporation within the meaning of Section 424(f) of the Code, substituting "issuing" for "employer" references therein.

          (t) "Successor Corporation" means a corporation, or a Parent or Subsidiary of such corporation, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

          (u) "Third Party" means any person who is not an Affiliate or a partner of the Original Shareholders or an Affiliate of such partner.

     3. Administration. The Plan shall be administered by the Committee, which shall hold meetings at least annually, and shall keep minutes of its meetings. The Committee shall have all of the powers necessary to enable it to carry out its duties under the Plan properly, including the power and duty to construe and interpret the Plan and to determine all questions arising under it. The Committee's interpretations and determinations shall be conclusive and binding upon all persons. The Committee may also establish, from time to time, such regulations, provisions, procedures and conditions regarding the Options and granting of Options which in its opinion may be advisable in administering the Plan. A quorum shall consist of not fewer than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) directors of the Corporation and may consist of the entire Board; provided, however, that
(A) if the Committee consists of less than the entire Board, each member shall be a Nonemployee Director and (B) to the extent necessary for any Option intended to qualify as performance-based compensation under Section 162(m) of the Code to so qualify, each member of the Committee, whether or not it consists of the entire Board, shall be an Outside Director.

     4.   Shares Available for Option.
          ---------------------------

          (a) The Corporation shall reserve for the purposes of the Plan, out of its authorized but unissued Common Stock or out of shares of Common Stock held in the Corporation's treasury, or partly out of each, as shall be determined by the Board, a total of 10,188,550 shares of Common Stock (or the number and kind of shares of stock or other securities into which those 10,188,550 shares are changed or for which those 10,188,550 shares are exchanged in accordance with Section 7 hereof).

          (b) In any calendar year, no Eligible Person may be granted Options in the aggregate in respect of more than 500,000 Shares.

          (c) In the event that an Option granted under the Plan to any Eligible Person expires, or is for any other reason terminated and unexercised as to any shares of Common Stock covered by the Option, those shares of Common Stock shall thereafter be available for the granting of future Options under the Plan.

     5.   Granting Options.
          ----------------

          (a) Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Persons who will receive Options. The Committee may also grant more than one Option to a given Eligible Person during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted that Eligible Person. Options shall be issued pursuant to a Stock Option Agreement executed by the Corporation and the Optionee.

          (b) The Committee, in its sole discretion, shall establish the per share Option Price at the time an Option is granted.

          (c) The terms of each Option granted under the Plan may differ from those of other Options granted under the Plan at the same time, or at some other time; provided that in no event shall the term of any Option granted under the Plan exceed ten years and one day.

          (d) Subject to the provisions of the Plan and the Stock Option Agreement, an Option granted under this Plan shall be exercisable immediately or in accordance with a schedule determined by the Committee in its sole discretion, and the Committee may accelerate the exercisability of any Option at any time.

          (e) Unless set forth in the Stock Option Agreement evidencing the Option at the time of grant or at any time thereafter, an Option granted hereunder shall not be transferable by the Optionee to whom granted except by will or the laws of descent and distribution of the state of the Optionee's domicile at the time of his death, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

          (f) Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, replace or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent they have not yet been exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, however, no modification of an Option shall adversely alter or impair any rights or obligations under any Option granted under the Plan without the affected Optionee's consent.

     6.   Exercise Of Options.
          -------------------

          (a) To exercise an Option, in whole or in part, the Optionee shall deliver to the Committee a written notice of exercise specifying the number of shares of Common Stock in respect of which the Option is being exercised. The Option Price shall be paid in full in cash for those shares of Common Stock with respect to which the Option is being exercised. The Stock Option Agreement shall set forth the minimum number of shares of Common Stock, if any, which may be purchased at any one time upon the exercise of an Option. Each share of Common Stock purchased upon exercise of an Option shall be issued and delivered at the principal office of the Corporation to the person entitled to receive it. An Optionee shall not be deemed the holder of any shares of Common Stock subject to the Option or have any rights of a stockholder with respect thereto until such shares of Common Stock have been issued and delivered to such Optionee. The Stock Option Agreement may contain such other conditions to the exercise of an Option as the Committee from time to time shall determine and may also contain provisions relating to the ownership of the shares of Common Stock issued upon the exercise of the Option or may require the Optionee, as a condition of exercise of the Option, to execute a Stockholder's Agreement.

          (b) Except as provided in the Stock Option Agreement, any Options held by an Optionee shall not be exercisable after the termination of the Optionee's employment with the Corporation or its Subsidiaries or his membership on the Board, as the case may be. During an Optionee's lifetime, Options granted under the Plan shall be exercisable only by the Optionee. In the event of an Optionee's death, any Options held by the Optionee shall be exercisable, to the extent provided in the Plan or under the Stock Option Agreement, by the legatee or legatees under his will or by his personal representatives or distributees.

          (c) All certificates representing shares of Common Stock issued pursuant to the exercise of an Option shall bear the following legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any securities regulatory authority of any state, and may not be sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of except in accordance with the provisions of a Stockholder's Agreement with the Corporation, a copy of which is available for inspection at the offices of the Corporation."
or such other legend to the same effect as approved by the Committee.

          (d) To the extent that an Option is not exercised prior to the expiration of its term or such shorter period of time prescribed by the Plan and the Stock Option Agreement, the Option shall lapse and all rights of the Optionee with respect thereto shall terminate.

     7. Changes in Common Stock. In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Corporation, the Committee shall make appropriate adjustments to the maximum number and class of shares of stock as to which Options may be granted under the Plan and the number and class of shares of stock with respect to which Options have been granted under the Plan, the Option Price for such shares and any other economic terms of the Option. In the event that any shares of Common Stock are issued after the date of the Plan to any of the FL & Co. Companies for less than fair consideration, as determined conclusively by the Committee, the Committee shall make appropriate adjustments to the maximum number of shares of stock as to which Options may be granted under the Plan and the number of shares of stock with respect to which Options have been granted under the Plan and the Option Price for such shares. The Committee's adjustment shall be final and binding for all purposes of the Plan and each Stock Option Agreement entered into under the Plan. No adjustment provided for in this Section 7 shall require the Corporation to issue a fractional share, and with respect to each Stock Option Agreement the total adjustment as to the number of shares for which Options have been granted shall be effected by rounding down to the nearest whole number of shares.

     8. Amendment or Termination of Plan. The Board shall have the right to amend, suspend or terminate the Plan at any time, provided that, to the extent necessary under applicable law, an amendment shall not be effective unless approved by the stockholders of the Company in accordance with applicable law. The rights of an Optionee under any Option granted prior to an amendment, suspension or termination of the Plan shall not be adversely affected by any such action of the Board except with the consent of the Optionee.

     9. Indemnification of Stock Option Committee. The members of the Committee shall be indemnified by the corporation against all losses, claims, damages and liabilities, joint or several (including all legal and other expenses reasonably incurred in connection with the preparation for, or defense of, any claim, action or proceeding, whether or not resulting in any liability), for any acts or omissions which are within the scope of such member's duties as a member of the Committee to the full extent permitted under the General Corporation Law of the State of Delaware, as amended from time to time.

     10. Compliance with Law and Other Conditions. All Options and Stock Option Agreements shall be governed by the laws of the State of New York to the extent not superseded by the laws of the United States. Notwithstanding anything herein or in any agreements pursuant to which Options are granted to the contrary, the Corporation shall not be required to issue shares pursuant to the exercise of any Option granted under the Plan unless the Corporation's counsel has advised the Corporation that such exercise and issuance comply with all applicable laws including, without limitation, all applicable federal and state securities laws.

     11. Miscellaneous. Nothing in the Plan or in any Stock Option Agreement shall (a) confer on any employee any right to continue in the employ of the Corporation, any of its Subsidiaries or any Successor corporation; or (b) affect the right of the Corporation, any of its Subsidiaries or any Successor Corporation to terminate his employment at any time.

     12. Withholding of Taxes. At such times as an Optionee recognizes taxable income in connection with the receipt of Shares hereunder (a "Taxable Event"), the Optionee shall pay to the Corporation an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Corporation in connection with the Taxable Event prior to the issuance of such Shares.

     13. Effective Date and Duration of Plan. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval of the stockholders of the Corporation. No options may be granted under the Plan after September 12, 2010.

     14. Taxes. At such times as an Optionee recognizes taxable income in connection with the exercise of Options hereunder (a "Taxable Event"), the Optionee shall pay to the Corporation an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Corporation in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance of Common Stock. In satisfaction of the obligation to pay Withholding Taxes to the Corporation, the Optionee may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Common Stock then issuable to him or her in connection with the exercise of Options hereunder having an aggregate Fair Market Value equal to the Withholding Taxes. For purposes of this Section 14, "Fair Market Value" on any date means the closing sales prices of the shares of Common Stock on such date on the principal national securities exchange on which such shares of Common Stock are listed or admitted to trading, or, if the shares of Common Stock are not so listed or admitted to trading, the average of the per share of Common Stock closing bid price and per share of Common Stock closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to the Common Stock on such date, the Fair Market Value shall be the value established by the Board in good faith.